UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 1, 2018

EHEALTH, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

440 EAST MIDDLEFIELD ROAD
MOUNTAIN VIEW, CALIFORNIA 94043
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On March 1, 2018, eHealth, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended December 31, 2017. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K and the exhibits attached hereto are intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as shall be expressly set forth by specific reference in such filing, the information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.
On February 25, 2018, the Board of Directors of the Company determined to close the Company’s sales call center in Massachusetts and to terminate the employment of other employees in other locations. As part of the plan, the Company expects to eliminate approximately 110 full-time positions, representing approximately 10% of the Company’s workforce, primarily within customer care and enrollment. The Company expects to incur pre-tax restructuring charges of between approximately $2.0 million and $2.4 million for employee termination benefits and related costs as well as between $0.3 million and $0.5 million in other pre-tax restructuring charges, including facility costs. Substantially all of the restructuring charges are expected to result in cash expenditures. The restructuring charges are expected to be recorded in the first and second quarters of 2018, when the activities comprising the plan are expected to be substantially completed.

Forward-Looking Statements
This Current Report on Form 8-K contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the expected timing to complete the restructuring plan, number of employees included in the reduction of the workforce, and associated costs and cash expenditures of the restructuring plan. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including the Company’s ability to accurately estimate the restructuring charges associated with and the time required to implement and complete the organizational restructuring and cost reduction program; potential changes to accounting standards and interpretations; and changes in laws and regulations. Other factors that could cause actual results to differ from these forward-looking statements are described in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. The Company does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of eHealth, Inc. dated March 1, 2018 (eHealth, Inc. Announces Fourth Quarter and Fiscal 2017 Results)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 1, 2018	/s/ David K. Francis David K. Francis Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of eHealth, Inc. dated March 1, 2018 (eHealth, Inc. Announces Fourth Quarter and Fiscal 2017 Results)